Houlihan Lokey Reports Fiscal 2016 Third Quarter Financial Results

– Third Quarter Revenue of $206 Million, up 5% Year-Over-Year –
– Adjusted EPS of $0.47 per Diluted Share –
– Declares $0.15 per Share Dividend for Fiscal Fourth Quarter –

LOS ANGELES and NEW YORK – February 8, 2016 – Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”) today reported record financial results for its third quarter ended December 31, 2015. Total revenue for the third quarter was $206 million, an increase of 5% as compared with $197 million for the third quarter of last year. Adjusted net income for the third quarter was $31 million, or $0.47 per diluted share, compared with $24 million, or $0.40 per diluted share, in the prior year period.
For the nine months ended December 31, 2015, total revenue was $510 million, an increase of 3% as compared with $494 million for the same period last year. Adjusted net income was $65 million, or $1.03 per diluted share, for the nine months ended December 31, 2015, compared with $56 million, or $0.94 per diluted share, in the prior year period.
On a GAAP basis, net income was $23 million, or $0.35 per diluted share, for the quarter ended December 31, 2015, compared with $24 million, or $0.40 per diluted share, in the prior year period. Net income was $47 million, or $0.75 per diluted share, for the nine months ended December 31, 2015, compared with $55 million, or $0.92 per diluted share, in the prior year period.
“We delivered solid performance for the quarter led by our financial advisory services and our corporate finance businesses, which grew 18% and 15%, respectively. In addition, we added meaningful talent and further expertise to our European corporate finance staff through the acquisition of Leonardo & Co., which closed in mid-November. The acquisition added 12 Managing Directors and 54 financial professionals in Europe. We enter calendar 2016 proud of our accomplishments to date, and we look forward to the opportunities that exist in today’s business environment,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

GAAP and Adjusted Selected Financial Data
(Unaudited and in thousands, except share and per-share data)

	U.S. GAAP		Adjusted
	Three Months Ended December 31,
	2015	2014	2015	2014
Fee revenue	$205,523	$196,608	$205,523	$196,608
Operating expenses:
Employee compensation and benefits	135,981	138,737	128,315	138,737
Non-compensation expenses	25,856	21,258	24,460	21,258
Total operating expenses	161,837	159,995	152,775	159,995
Operating income	43,686	36,613	52,748	36,613
Interest income and (expense), net	(739)	1,269	(278)	1,269
Income (loss) from investments in unconsolidated entities	(355)	177	(355)	177
Income before provision for income taxes	42,592	38,059	52,115	38,059
Provision for income taxes	19,931	13,874	21,216	13,874
Net income	22,661	24,185	30,899	24,185
Net income attributable to noncontrolling interest	—	(25)	—	—
Net income attributable to Houlihan Lokey, Inc.	$22,661	$24,160	$30,899	$24,185

Diluted Net income per share of common stock	$0.35	$0.40	$0.47	$0.40

	U.S. GAAP		Adjusted
	Nine Months Ended December 31,
	2015	2014	2015	2014
Fee revenue	$510,169	$494,404	$510,169	$494,404
Operating expenses:
Employee compensation and benefits	340,926	346,560	332,446	345,804
Non-compensation expenses	84,340	59,795	67,914	59,289
Total operating expenses	425,266	406,355	400,360	405,093
Operating income	84,903	88,049	109,809	89,311
Interest income and (expense), net	327	2,799	609	2,660
Income (loss) from investments in unconsolidated entities	(433)	316	(433)	316
Income before provision for income taxes	84,797	91,164	109,985	92,287
Provision for income taxes	37,810	36,010	44,943	36,107
Net income	46,987	55,154	65,042	56,180
Net income attributable to noncontrolling interest	(26)	(45)	—	—
Net income attributable to Houlihan Lokey, Inc.	$46,961	$55,109	$65,042	$56,180

Diluted Net income per share of common stock	$0.75	$0.92	$1.03	$0.94
Note: The adjusted columns represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the third quarter ended December 31, 2015, total fee revenue was $206 million, 5% higher than in the third quarter of fiscal 2015. For the three months ended December 31, 2015, Corporate Finance (“CF”) revenues increased 15%, Financial Restructuring (“FR”) revenues declined (19%), and Financial Advisory Services (“FAS”) revenues increased 18% when compared with the corresponding segment revenues for the three months ended December 31, 2014.
For the nine months ended December 31, 2015, total fee revenue was $510 million, 3% higher than the total fee revenue in the first nine months of fiscal 2015. For the nine months ended December 31, 2015, CF revenues increased 5%, FR revenues declined (8%), and FAS revenues increased 18% when compared with the nine months ended December 31, 2014.
Expenses

The following tables set forth information relating to the Company’s operating expenses.
(Unaudited and in thousands)

	U.S. GAAP		Adjusted
	Three Months Ended December 31,
	2015	2014	2015	2014
Expenses:
Employee compensation and benefits	$135,981	$138,737	$128,315	$138,737
% of Revenues	66.2%	70.6%	62.4%	70.6%
Non-compensation expenses	$25,856	$21,258	$24,460	$21,258
% of Revenues	12.6%	10.8%	11.9%	10.8%
Total operating expenses	$161,837	$159,995	$152,775	$159,995
% of Revenues	78.7%	81.4%	74.3%	81.4%

Adjusted awarded employee compensation and benefits			$133,952	$139,446
% of Revenues			65.2%	70.9%

	U.S. GAAP		Adjusted
	Nine Months Ended December 31,
	2015	2014	2015	2014
Expenses:
Employee compensation and benefits	$340,926	$346,560	$332,446	$345,804
% of Revenues	66.8%	70.1%	65.2%	69.9%
Non-compensation expenses	$84,340	$59,795	$67,914	$59,289
% of Revenues	16.5%	12.1%	13.3%	12.0%
Total operating expenses	$425,266	$406,355	$400,360	$405,093
% of Revenues	83.4%	82.2%	78.5%	81.9%

Adjusted awarded employee compensation and benefits			$343,872	$347,189
% of Revenues			67.4%	70.2%

Total adjusted operating expenses were $153 million for the third quarter of fiscal 2016, a decrease of (5%) when compared with $160 million in adjusted operating expenses for the third quarter of fiscal 2015. Adjusted employee compensation and benefits expenses were $128 million for the third quarter of fiscal 2016, compared with $139 million for the same three-month period a year ago. The decrease in adjusted employee compensation and benefits expenses was primarily the result of our change on October 1 from a revenue sharing model that historically approximated an awarded compensation ratio of between 67% and 71% to a target adjusted awarded compensation ratio of between 65% and 66%. This resulted in an adjusted awarded compensation ratio of 65% for the fiscal 2016 third quarter, versus 71% for the third quarter last year.
Adjusted non-compensation expenses were $24 million in the third quarter of fiscal 2016, compared with $21 million in the prior year period. The increase in adjusted non-compensation expenses was primarily a result of increases in general operating expenses associated with the significant expansion of the Company’s Corporate Finance staff.
Total adjusted operating expenses were $400 million for the nine months ended December 31, 2015, compared with $405 million for the same nine-month period of fiscal 2015. Adjusted employee compensation and benefits expenses decreased (4%) to $332 million for the first nine months of fiscal 2016, as compared with $346 million for the same nine-month period a year ago. The decrease in adjusted employee compensation and benefits expenses was due to (i) our change on October 1 from a revenue sharing model that historically approximated an awarded compensation ratio of between 67% and 71% to a target adjusted awarded compensation ratio of between 65% and 66%, and (ii) higher non-compensation expenses that resulted in decreased compensation that was available to employees. This resulted in an adjusted awarded compensation ratio of 67% for the nine months ended December 31, 2015, versus 70% for the same nine-month period a year ago.
Adjusted non-compensation expenses were $68 million in the current year nine-month period, compared with $59 million in the prior year period. The increase in adjusted non-compensation expenses is primarily a result of (i) planned increases in non-compensation expenses as a result of being a public company, and (ii) increases in general operating expenses associated with the significant expansion of the Company’s Corporate Finance staff, especially in Europe.
Segment Reporting
For the third quarter ended December 31, 2015, Corporate Finance revenue increased 15% to $124 million as compared with $108 million during the same period last year. Revenues increased quarter-over-quarter as a result of an increase in the number of closed transactions and a slight increase in the average fee per transaction. Segment profit equaled $35 million for the three months ended December 31, 2015, compared with $25 million for the three months ended December 31, 2014. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1 to a target adjusted awarded compensation ratio of between 65% and 66%, as described above. CF increased its Managing Director (“MD”) headcount by 32 from a year ago, primarily as a result of the completion of the Leonardo & Co., MESA Securities, Inc., and McQueen Ltd. acquisitions, as well as opportunistic hires and internal promotions across all industry groups. CF closed 52 transactions in the third quarter, versus 42 transactions in the same quarter last year.

(Unaudited and in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Corporate Finance
Revenues	$124,133	$107,979	$292,461	$278,280
Segment Profit¹	35,346	25,158	79,155	67,655
# of MDs	93	61	93	61
# of Closed Transactions	52	42	122	115
For the third quarter ended December 31, 2015, Financial Restructuring revenue was $50 million, compared with $62 million during the prior year period. The decline in revenues was primarily driven by fewer closed transactions for the third quarter when compared to the same quarter last year, as a result of a moderate restructuring environment over the last couple of years, which impacted current quarter closings and revenues. Segment profit equaled $14 million for the three months ended December 31, 2015, compared with $21.8 million for the three months ended December 31, 2014. The decline in profitability was a result of (i) the corresponding decrease in revenues, and (ii) fixed and semi-variable costs that did not decline at the same rate as revenues, resulting in lower margins. FR’s MD headcount increased by three from a year ago, and FR closed 14 transactions in the third quarter versus 20 transactions in the same quarter last year, with a slightly higher average transaction fee for each closed transaction.
(Unaudited and in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Financial Restructuring
Revenues	$50,216	$62,229	$130,139	$142,058
Segment Profit¹	14,021	21,797	34,468	40,213
# of MDs	42	39	42	39
# of Closed Transactions	14	20	35	44
For the third quarter ended December 31, 2015, Financial Advisory Services revenue was $31 million, compared with $26 million in the prior year period. Revenues in FAS increased primarily as a result of (i) continued activity in the M&A markets (particularly in large-cap M&A), (ii) continued strength in the non-transaction-based product lines with the addition of new clients and growth from existing clients, and (iii) the inclusion of Strategic Consulting revenues, which were not included in the prior year’s quarter. Segment profit equaled $8 million for the three months ended December 31, 2015, compared with $5 million for the three months ended December 31, 2014. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1 to a target adjusted awarded compensation ratio of between 65% and 66%, as described above. FAS’s MD headcount increased by 11 from a year ago as a result of the additional MDs who came from the Bridge Strategy Group acquisition, internal promotions, and opportunistic hires to increase depth across its product lines. FAS generated 506 fee events in the third quarter, versus 422 fee events during the same quarter last year.

(Unaudited and in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Financial Advisory Services
Revenues	$31,174	$26,400	$87,569	$74,066
Segment Profit¹	7,688	4,853	20,785	16,185
# of MDs	34	23	34	23
# of Fee Events²	506	422	1,371	1,181

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	Based on Fee Events with minimum revenue of $1k.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.15 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2016 to stockholders of record as of the close of business on March 4, 2016.
As of December 31, 2015, the Company had $158 million of cash and equivalents (including our receivable from affiliates), and loans payable and a new seller note relating to the Leonardo acquisition aggregating $78 million, resulting in net cash (cash and cash equivalents net of loans payable) of $80 million.
On November 16, 2015, the Company acquired the investment banking operations of Leonardo & Co. NV (“Leonardo”) in Germany, the Netherlands, and Spain and has become a minority partner in a joint venture with the management team of Leonardo’s investment banking operations in Italy. Leonardo was an independent financial advisory firm that provided corporate finance, financial restructuring, and other strategic advisory services to clients in a range of industries across continental Europe. The acquisition was made using a combination of cash and notes, but specific terms of the transaction were not disclosed.
Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Standard Time on Monday, February 8, 2016, to discuss the fiscal 2016 third quarter results. The number to call is 1-888-329-8905 (domestic) or 1-719-325-2364 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through February 15, 2016, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 808425#. A replay of the webcast will be archived and available on the Company’s website.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures

Adjusted net income, total and on a per-share basis, is presented in this earnings press release and is a non-GAAP measure that management believes, when presented together with comparable GAAP measures, is useful to investors in understanding the Company’s operating results. This release also presents the adjustments to the line items of the income statement that are used to calculate adjusted net income. Adjusted net income removes the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.
Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.
About Houlihan Lokey

Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, valuation, financial restructuring, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global M&A fairness opinion advisor over the past 15 years, and the No. 1 global restructuring advisor, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands)

	December 31, 2015	March 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$131,927	$88,662
Accounts receivable, net of allowance for doubtful accounts	43,057	57,488
Unbilled work in process	68,336	42,547
Investments in unconsolidated entities	4,487	14,395
Receivable from affiliates	26,318	327,921
Property and equipment—at cost, net of accumulated depreciation	18,277	16,489
Goodwill and other intangibles	715,307	652,806
Other assets	18,466	29,540
Total assets	$1,026,175	$1,229,848
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$196,736	$301,285
Accounts payable and accrued expenses	35,924	37,190
Deferred income	4,772	3,064
Income taxes payable	25,012	9,760
Deferred income taxes	39,929	41,453
Loan payable to affiliate	45,000	—
Loans payable to former shareholders	17,512	—
Loan payable to non-affiliate	15,233	0
Other liabilities	9,095	11,208
Total liabilities	389,213	403,960
Redeemable noncontrolling interest	2,041	1,382
Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value. Authorized 2,500,000 shares; issued and outstanding 587,866 shares	—	59
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 12,084,524 shares	12	0
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 53,239,440 shares	53	—
Additional paid-in capital	626,702	670,182
Retained earnings	19,021	170,929
Accumulated other comprehensive loss	(10,622)	(11,338)
Stock subscription receivable	(245)	(7,135)
Total equity attributable to Houlihan Lokey, Inc.	634,921	822,697

Noncontrolling interest	—	1,809
Total stockholders' equity	634,921	824,506
Total liabilities and stockholders' equity	$1,026,175	$1,229,848

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per-share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Fee revenue	$205,523	$196,608	$510,169	$494,404

Operating expenses:
Employee compensation and benefits	135,981	138,737	340,926	346,560
Travel, meals, and entertainment	6,699	5,026	16,897	13,412
Rent	7,021	6,110	19,373	18,505
Depreciation and amortization	1,921	1,390	5,066	4,186
Information technology and communications	4,656	3,938	11,530	10,154
Professional fees	2,829	1,639	18,788	3,396
Other operating expenses	2,198	2,317	10,433	7,163
Provision (recovery) for bad debts	532	838	2,253	2,979
Total operating expenses	161,837	159,995	425,266	406,355

Operating income	43,686	36,613	84,903	88,049

Interest income (expense), net	(739)	1,269	327	2,799
Income (loss) from investments in unconsolidated entities	(355)	177	(433)	316
Income before provision for income taxes	42,592	38,059	84,797	91,164

Provision for income taxes	19,931	13,874	37,810	36,010
Net income	22,661	24,185	46,987	55,154

Net income attributable to noncontrolling interests	—	(25)	(26)	(45)
Net income attributable to Houlihan Lokey, Inc.	$22,661	$24,160	$46,961	$55,109

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	59,410,797	57,318,645	58,944,776	57,054,867
Fully Diluted	65,405,521	60,314,140	62,864,435	60,078,199
Net income per share of common stock
Basic	$0.38	$0.42	$0.80	$0.97
Fully Diluted	$0.35	$0.40	$0.75	$0.92

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per share data)

	Three months ended December 31, 2015
	GAAP	Adjustments		Adjusted
Fee revenue	$205,523	—		$205,523
Operating expenses:
Employee compensation and benefits	135,981	(7,666)	(a)	128,315
Non-compensation expenses	25,856	(1,396)	(b)	24,460
Total operating expenses	161,837	(9,062)		152,775
Operating income	43,686	9,062		52,748
Interest income and (expense), net	(739)	461	(c)	(278)
Income (loss) from investments in unconsolidated entities	(355)	—		(355)
Income before provision for income taxes	42,592	9,523		52,115
Provision for income taxes	19,931	1,285	(d)	21,216
Net income	22,661	8,238		30,899
Net income (loss) attributable to noncontrolling interest	—	—		—
Net income attributable to Houlihan Lokey, Inc.	22,661	8,238		30,899

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	59,410,797			59,410,797
Fully Diluted	65,405,521			65,405,521
Net income per share of common stock
Basic	$0.38			$0.52
Fully Diluted	$0.35			$0.47

	Three months ended December 31, 2014
	GAAP	Adjustments		Adjusted
Fee revenue	$196,608	—		$196,608
Operating expenses:
Employee compensation and benefits	138,737	—		138,737
Non-compensation expenses	21,258	—		21,258
Total operating expenses	159,995	—		159,995
Operating income	36,613	—		36,613
Interest income and (expense), net	1,269	—		1,269
Income (loss) from investments in unconsolidated entities	177	—		177
Income before provision for income taxes	38,059	—		38,059
Provision for income taxes	13,874	—		13,874
Net income	24,185	—		24,185
Net income (loss) attributable to noncontrolling interest	(25)	25	(e)	—
Net income attributable to Houlihan Lokey, Inc.	24,160	25		24,185

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	57,318,645			57,318,645
Fully Diluted	60,314,140			60,314,140
Net income per share of common stock
Basic	$0.42			$0.42
Fully Diluted	$0.40			$0.40
____________________________

(a)	Includes Pre-IPO Grant Vesting ($6,811 in 2015) and Adjustments Related to Previous Ownership Agreements ($855 in 2015).

(b)	Includes Leonardo Acquisition Costs ($1,396 in 2015).

(c)	Includes Adjustments Relating to Previous Ownership Agreements (($461) in 2015).

(d)	Normalizes quarter to an adjusted effective tax rate of 40.7%.

(e)	Includes Adjustments Relating to Previous Ownership Agreements (($25) in 2014).

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per-share data)

	Nine months ended December 31, 2015
	GAAP	Adjustments		Adjusted
Fee revenue	$510,169	—		$510,169
Operating expenses:
Employee compensation and benefits	340,926	(8,480)	(a)	332,446
Non-compensation expenses	84,340	(16,426)	(b)	67,914
Total operating expenses	425,266	(24,906)		400,360
Operating income	84,903	24,906		109,809
Interest income and (expense), net	327	282	(c)	609
Income (loss) from investments in unconsolidated entities	(433)	—		(433)
Income before provision for income taxes	84,797	25,188		109,985
Provision for income taxes	37,810	7,133		44,943
Net income	46,987	18,055		65,042
Net income (loss) attributable to noncontrolling interest	(26)	26	(d)	—
Net income attributable to Houlihan Lokey, Inc.	46,961	18,081		65,042

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	58,944,776			58,944,776
Fully Diluted	62,864,435			62,864,435
Net income per share of common stock
Basic	$0.80			$1.10
Fully Diluted	$0.75			$1.03

	Nine months ended December 31, 2014
	GAAP	Adjustments		Adjusted
Fee revenue	$494,404	—		$494,404
Operating expenses:
Employee compensation and benefits	346,560	(756)	(a)	345,804
Non-compensation expenses	59,795	(506)	(b)	59,289
Total operating expenses	406,355	(1,262)		405,093
Operating income	88,049	1,262		89,311
Interest income and (expense), net	2,799	(139)	(c)	2,660
Income (loss) from investments in unconsolidated entities	316	—		316
Income before provision for income taxes	91,164	1,123		92,287
Provision for income taxes	36,010	97		36,107
Net income	55,154	1,026		56,180
Net income (loss) attributable to noncontrolling interest	(45)	45	(d)	—
Net income attributable to Houlihan Lokey, Inc.	55,109	1,071		56,180

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	57,054,867			57,054,867
Fully Diluted	60,078,199			60,078,199
Net income per share of common stock
Basic	$0.97			$0.98
Fully Diluted	$0.92			$0.94
____________________________

(a)	Includes Pre-IPO Grant Vesting ($9,255 in 2015), and Adjustments Relating to Previous Ownership Agreements (($775) in 2015 and $756 in 2014).

(b)
Includes IPO-Related Costs ($12,783 in 2015), Leonardo Acquisition Costs ($1,396 in 2015), Other Acquisition-Related Costs ($1,241 in 2015 and $453 in 2014), and Adjustments Relating to Previous Ownership Agreements ($1,006 in 2015 and $53 in 2014).

(c)	Includes Adjustments Relating to Previous Ownership Agreements (($282) in 2015 and $139 in 2014).

(d)	Includes Adjustments Relating to Previous Ownership Agreements (($26) in 2015 and ($45) in 2014).